UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing  obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2009, Central European Media Enterprises Ltd. (the “Company”) and its wholly owned subsidiaries Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) entered into a purchase agreement with certain initial purchasers providing for the issuance and sale (the “Note Offering”) by the Company of €240.0 million (approximately US$ 352.5 million) 11.625% Senior Notes due 2016 (the “Notes”) pursuant to the indenture dated September 17, 2009 among the Company, CME NV and CME BV as subsidiary guarantors, The Bank of New York Mellon, acting through its London branch, as trustee, principal paying agent and transfer agent, Law Debenture Trust Corporation p.l.c. as security trustee and the Bank of New York Mellon (Luxembourg) S.A. as registrar, Luxembourg transfer agent and Luxembourg paying agent (the “Indenture”). The Notes were issued and sold by the Company on September 29, 2009 at a purchase price equal to 102.75% of their face amount plus accrued interest from (and including) September 17, 2009 to (but excluding) September 29, 2009.  The Notes have the same terms and are of the same series as the €200.0 million (approximately US$ 293.7 million) 11.625% Senior Notes due 2016 issued by the Company on September 17, 2009 pursuant to the Indenture, as reported in a Form 8-K dated September 21, 2009. Pursuant to the Indenture, the obligations of the Company are guaranteed by CME NV and CME BV and are secured by pledges of the shares of CME NV and CME BV as well as the assignment of certain contractual rights of the Company and CME BV. The proceeds of the Note Offering will be applied towards the redemption of the €181.8 million (approximately US$ 267.0 million) aggregate principal amount outstanding of the Company’s 8.25% Senior Notes due 2012 at a redemption price of 104.125% plus accrued interest, as described further in Item 1.02 below, and used for general corporate purposes. A copy of the press release relating to the Note Offering is attached hereto as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the Notes as described in Item 1.01 above, the Company issued a redemption notice on September 29, 2009 for redemption on October 29, 2009 of the €181.8 million (approximately US$ 267.0 million) aggregate principal amount outstanding of the Company’s 8.25% Senior Notes due 2012 (the “2005 Notes”) and deposited an amount equal to the redemption price of approximately €189.3 million (approximately US$ 278.0 million) plus accrued interest of approximately €6.8 million (approximately US$ 10.0 million) with The Bank of New York Mellon pursuant to the indenture dated May 5, 2005 (the “2005 Indenture”) among the Company, CME NV, CME BV, The Bank of New York Mellon (formerly JPMorgan Chase Bank, N.A., London Branch) as trustee, transfer agent, principal paying agent and security trustee and the Bank of New York Mellon (Luxembourg) S.A. (formerly JP Morgan Bank Luxembourg S.A.) as registrar, Luxembourg transfer agent and Luxembourg paying agent. In connection with such redemption and deposit, the 2005 Indenture has been discharged and has ceased to be of further effect in respect of the 2005 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the issuance of the Notes as described in Item 1.01 above, interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2010. The Notes mature on September 15, 2016. The Notes have been issued pursuant to the Indenture and are guaranteed and secured in the same manner as the €200.0 million (approximately US$ 293.7 million) 11.625% Senior Notes due 2016 that were issued by the Company on September 17, 2009 under the Indenture, which is described in a Form 8-K dated September 21, 2009.

Item 3.03               Material Modification to Rights of Security Holders

In connection with the issuance of the Notes pursuant to the Indenture as described in Items 1.01 and 2.03 above, the Company has agreed to certain restrictions on payments of dividends or other distributions to holders of any class of its common shares under the Indenture.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1           Press release of Central European Media Enterprises Ltd., dated September 23, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: September 29, 2009	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer